                                                                      Exhibit 13





                        ANNUAL ADMIN CHARGE CALCULATION
                       ----------------------------------



                       AVG POLICY SIZE              $40,000.00
                       Charge................       $30.00

                       30/40000*1000=               $0.75






                              Hypothetical Unit Values
                      --------------------------------------------
                                     31-Dec-01   7.337803662  a
                                     31-Dec-02   5.619610771  b



                       STRATEGIC PARTNERS ADVISOR
                       1.65%                    STOCK
                       -------------------------------


1 YEAR % OF RETURN                       -23.42% c  =(b-a)/a
ERV(ENDING REDEEMABLE VALUE)             765.84  d  =(c*1000)+1000
ANNUAL ADMIN CHARGE                        0.75  e  =Annual Admin Charge
GMIB CHARGE                                0.00  f  IF(c(less than or)=0.05,(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
EARNINGS APPRECIATOR CHARGE                0.00  g  =d*0.0030
INCOME APPRECIATOR CHARGE                  0.00  h  =d*0.0025
Less Admin, GMIB, EAPP                   765.09  i  =d-e-f-g-h
ROR BEFORE LOAD                          -23.49%    =(i/1000)-1